COLFAX REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Board Approves Stock Repurchase Program

RICHMOND, VA., November 5, 2008 - Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems, today announced financial results for the third quarter ended September 26, 2008. On a year-over-year basis, highlights for the quarter and the first nine months of 2008 include:

Third quarter of 2008 (all comparisons versus the third quarter of 2007, unless otherwise noted)

•	Net income of $13.7 million (31 cents per share – basic and diluted); Adjusted net income (as defined below) of $12.1 million (28 cents per share), an increase of 34.4%

•	Net sales of $153.5 million, an increase of 22.4%; Organic sales growth (as defined below) of 14.3%

•	Operating income of $20.9 million; Adjusted operating income (as defined below) of $20.3 million, an increase of 21.5%

•	EBITDA (as defined below) of $24.6 million; Adjusted EBITDA (as defined below) of $24.0 million, an increase of 18.6%

•	Third quarter orders of $173.8 million, an increase of 13.2%; Organic order growth (as defined below) of 5.7%

•	Backlog of $383.1 million at period end

Year-to-date 2008 (all comparisons versus the year-to-date 2007, unless otherwise noted)

•	Net loss of $10.9 million (43 cents per share – basic and diluted); Adjusted net income (as defined below) of $36.2 million (82 cents per share), an increase of 40.6%

•	Net sales of $445.5 million, an increase of 22.9%; Organic sales growth (as defined below) of 11.8%

•	Operating loss of $5.0 million; Adjusted operating income (as defined below) of $62.2 million, an increase of 29.5%

•	EBITDA (as defined below) of $6.3 million; Adjusted EBITDA (as defined below) of $73.5 million, an increase of 24.2%

•	Record orders for the nine month period of $542.9 million, an increase of 27.7%; Organic order growth (as defined below) of 15.7%

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We are pleased with our third quarter performance,” said John Young, President and CEO of Colfax Corporation. “We experienced organic sales growth across all of our end markets, most notably in commercial marine and power generation. With our recent order activity and current backlog, we are on target to meet our low double-digit organic sales growth goal for the year and expect to have a strong fourth quarter. Longer term, we believe we are well positioned as we enter 2009 with a diverse backlog and a strong balance sheet. The activity levels in our end markets remain sound; however, we’re closely monitoring the impact of the recent economic uncertainty on our businesses.”

The Company also announced today that its board of directors has authorized the repurchase of up to $20 million of the Company’s common stock on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program will be funded using the Company’s working capital. The Company has approximately 44 million shares outstanding.

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth and organic order growth. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense cost (income) and asbestos coverage litigation expense, certain legacy legal charges, certain due diligence costs, as well as one time initial public offering-related costs. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 34%. Adjusted net income per share assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Wednesday, November 5, 2008 at 8:00 a.m. EST. The call will be open to the public through 719-325-4906 or 877-440-5807and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. In addition, a replay of this call will be available until approximately November 20, 2008. The replay number in the U.S. is 888-203-1112 and internationally it is 719-457-0820, and the access code is 9343586.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling solutions, including the manufacture of positive displacement industrial pumps and valves used in global oil & gas, power generation, marine, naval and a variety of other industrial applications. Key product brands include Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax’s products, businesses and practices is available at www.colfaxcorp.com

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Registration Statement on Form S-1 under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

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Contact:

Mitzi Reynolds, Vice President, Investor Relations, Colfax Corporation
804-327-5689

Colfax Corporation
Condensed Consolidated Statement of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007

Net sales	$153,461	$125,361	$445,543	$362,602
Cost of sales	98,983	80,849	286,110	236,226

Gross profit	54,478	44,512	159,433	126,376
Initial public offering related costs	-	-	57,017	-
Selling, general and administrative expenses	33,233	26,761	97,516	75,277
Research and development expenses	1,478	1,005	4,430	3,075
Asbestos liability and defense (income) costs	(6,312)	(30,285)	(6,749)	(32,032)
Asbestos coverage litigation expenses	5,148	2,387	12,257	8,318

Operating income (loss)	20,931	44,644	(5,038)	71,738
Interest expense	1,951	5,200	9,684	14,416

Income (loss) before income taxes	18,980	39,444	(14,722)	57,322
Provision (benefit) for income taxes	5,329	14,433	(3,772)	21,432

Net income (loss)	$13,651	$25,011	$(10,950)	$35,890

Net income (loss) available to common shareholders per share—basic and diluted	$0.31	$1.14	$(0.43)	$1.02

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007

EBITDA
Net income (loss)	$13,651	$25,011	$(10,950)	$35,890

Interest expense	1,951	5,200	9,684	14,416
Provision (benefit) for income taxes	5,329	14,433	(3,772)	21,432
Depreciation and amortization	3,695	3,522	11,345	11,205

EBITDA	$24,626	$48,166	$6,307	$82,943
EBITDA margin	16.0%	38.4%	1.4%	22.9%

Adjusted EBITDA
Net income (loss)	$13,651	$25,011	$(10,950)	$35,890

Interest expense	1,951	5,200	9,684	14,416
Provision (benefit) for income taxes	5,329	14,433	(3,772)	21,432
Depreciation and amortization	3,695	3,522	11,345	11,205
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	582	-	582	-
Asbestos liability and defense (income) costs	(6,312)	(30,285)	(6,749)	(32,032)
Asbestos coverage litigation expense	5,148	2,387	12,257	8,318

Adjusted EBITDA	$24,044	$20,268	$73,545	$59,229
Adjusted EBITDA margin	15.7%	16.2%	16.5%	16.3%

Adjusted Net Income and Adjusted Earnings per Share
Net income (loss)	$13,651	$25,011	$(10,950)	$35,890
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	582	-	582	-
Asbestos liability and defense (income) costs	(6,312)	(30,285)	(6,749)	(32,032)
Asbestos coverage litigation expense	5,148	2,387	12,257	8,318
Interest adjustment to effect IPO at beginning of period	-	2,143	2,302	5,393
Tax adjustment to 34% effective rate	(926)	9,779	(22,410)	8,172

Adjusted net income	$12,143	$9,035	$36,180	$25,741
Adjusted net income margin	7.9%	7.2%	8.1%	7.1%

Shares outstanding at closing of IPO	44,006,026	44,006,026	44,006,026	44,006,026
Adjusted net income per share	$0.28	$0.21	$0.82	$0.58

Net income (loss) per share-basic
and diluted in accordance with GAAP	$0.31	$1.14	$(0.43)	$1.02

Adjusted Operating Income
Operating income (loss)	$20,931	$44,644	$(5,038)	$71,738
IPO-related costs	-	-	57,017	-
Legacy legal adjustment	-	-	4,131	-
Due diligence costs	582	-	582	-
Asbestos liability and defense (income) costs	(6,312)	(30,285)	(6,749)	(32,032)
Asbestos coverage litigation expense	5,148	2,387	12,257	8,318

Adjusted operating income	$20,349	$16,746	$62,200	$48,024
Adjusted operating income margin	13.3%	13.4%	14.0%	13.2%

Colfax Corporation
Sales and Order Growth
(amounts in millions)
(unaudited)

(Amounts in millions)	Sales		Orders
	$	%	$	%

Three Months Ended September 28, 2007	$125.4		$153.6

Components of Growth:
Existing Businesses	17.9	14.3%	8.7	5.7%
Acquisitions	1.2	1.0%	2.2	1.4%
Foreign Currency Translation	9.0	7.1%	9.3	6.0%
Total Growth	28.1	22.4%	20.2	13.2%

Three Months Ended September 26, 2008	$153.5		$173.8

(Amounts in millions)	Sales		Orders
	$	%	$	%

Nine Months Ended September 28, 2007	$362.6		$425.0

Components of Growth:
Existing Businesses	42.7	11.8%	66.8	15.7%
Acquisitions	4.7	1.3%	8.6	2.0%
Foreign Currency Translation	35.5	9.8%	42.5	10.0%
Total Growth	82.9	22.9%	117.9	27.7%

Nine Months Ended September 26, 2008	$445.5		$542.9